Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Bolt Biotherapeutics, Inc. of our report dated August 10, 2020, except for the effects of the reverse stock split discussed in Note 2, as to which the date is February 1, 2021 relating to the financial statements of Bolt Biotherapeutics, Inc, which appears in Bolt Biotherapeutics, Inc.’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-252136).

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 5, 2021